SECOND AMENDMENT TO FRANCHISEE FINANCING AGREEMENT
THIS SECOND AMENDMENT TO FRANCHISEE AGREEMENT is made as of August 30, 2013 (this “Amendment”), between COLORTYME FINANCE, INC., a Texas corporation (“Administrator”), and CITIBANK, N.A., a national banking association (“Lender”).
R E C I T A L S

A.    Administrator and Lender are parties to a Franchisee Financing Agreement dated as of August 2, 2010 (the “Original Financing Agreement”), as amended by that certain First Amendment to Franchisee Financing Agreement dated as of July 25, 2012.
B.    The parties desire to amend the Original Financing Agreement to, among other things, increase the Program Amount as hereinafter provided.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Same Terms. All terms used herein which are defined in the Original Financing Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, all references in the Loan Documents to the “Agreement” shall mean the Original Financing Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:

“Effective Date” means August 30, 2013.
“Modification Papers” means this Amendment, the Authorization Certificates, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.
2.Conditions Precedent. The transactions contemplated by this Amendment shall be deemed to be effective as of the Effective Date, when the following conditions have been complied with to the satisfaction of Lender, unless waived in writing by Lender:

A.Second Amendment to Franchise Financing Agreement. This Second Amendment to Franchisee Financing Agreement shall be fully executed by Administrator and Lender.

B.Authorization Certificates. Administrator shall have delivered certificates from all appropriate Loan Parties (each an “Authorization Certificate”) satisfactory in form and substance to Lender authorizing the execution, delivery and performance of the Modification Papers.

C.Fees and Expenses. Lender shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses) incurred by Lender in connection with the preparation, negotiation and execution of the Modification Papers.

D.Representations and Warranties All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of this date.

3.Amendments to Original Financing Agreement. On the Effective Date, the Original Financing Agreement shall be amended as follows:

(a)The following definitions in Section 1.1 of the Original Financing Agreement shall be amended in their entirety to read as follows:

“Borrowers” means collectively, each franchisee of Rent-A-Center Franchising International, Inc. who (a) is approved by Lender in its sole discretion, and (b) satisfies the conditions in Section 5.6 Franchises may be added as Borrowers hereunder from time to time.
“Program Amount” means the obligation of Lender, subject to the terms and conditions of this Agreement, to make Loans which shall not exceed at any one time outstanding $40,000,000.
“Store” means, with respect to any Borrower, each store operated by such Borrower pursuant to a franchise or licensee agreement with Rent-A-Center Franchising International, Inc.
(b)Section 2.3 of the Original Financing Agreement shall be amended in its entirety as follows:

“2.3    Credit Approval. Nothing herein shall obligate Lender to accept or approve any request for financing submitted by or on behalf of a franchisee of Rent-A-Center Franchising International, Inc. to become a new Borrower hereunder. Lender may in its sole discretion reject or otherwise decline to accept any franchisee of Rent-A-Center Franchising International, Inc. as a new Borrower hereunder.”
(c)Section 2.5(a) of the Original Financing Agreement shall be amended in its entirety as follows:

“(a)    In the event that any franchisee (whether existing or prospective) of Rent-A-Center Franchising International, Inc. shall indicate an interest in obtaining financing as a new Borrower hereunder, then Lender shall provide Administrator with Lender's new account applications for a Borrower Operating Account and with Lender's loan application. Administrator shall then provide such applications to such franchisee.”
(d)Section 5.6(e) of the Original Financing Agreement shall be amended in its entirety as follows:

“(e)    a signed copy of such Borrower's franchise agreement with Rent-A-Center Franchising International, Inc., as applicable”.
(e)Section 6.2 of the Original Financing Agreement shall be amended in its entirety as follows:

“6.2    Adverse Conditions or Events. Promptly advise Lender in writing of (i) any condition, event or act which comes to its attention that would reasonably be expected to materially adversely affect either Corporate Guarantor's financial condition or operations or Lender's rights under the Loan Documents, (ii) any litigation filed by or against either Corporate Guarantor in which the amount in controversy exceeds $50,000,000, (iii) the occurrence of any Event of Default, or of any Potential Default, or to any Corporate Guarantor's knowledge, the failure of any other Loan Party to observe any of its undertakings hereunder or under any of the other Loan Documents, (iv) any event of default by a Borrower known to Administrator or Rent-A-Center Franchising International, Inc. under the terms of its franchise agreement with Rent-A-Center Franchising International, Inc. and (v) any other event which has or would reasonably be expected to have a Material Adverse Effect.”
(f)Exhibit A to the Original Financing Agreement is hereby replaced with Exhibit A attached hereto.

(g)Exhibit B to the Original Financing Agreement is hereby replaced with Exhibit B attached hereto.

4.Certain Representations. Administrator represents and warrants that, as of the Effective Date: (a) each Loan Party has full power and authority to execute the Modification Papers to which it is a party and the Modification Papers executed by each Loan Party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by each Loan Party thereof. In addition, Administrator represents that all representations and warranties contained in the Original Loan Agreement are true and correct in all material respects on and as of the Effective Date (except representations and warranties that relate to a specific prior date are based upon the state of facts as they exist as of such date).

5.No Further Amendments. Except as previously amended in writing or as amended hereby, the Original Financing Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

6.Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Financing Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Lender now has or may have in the future under or in connection with the Original Financing Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

7.Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

8.Incorporation of Certain Provisions by Reference. The provisions of Section 12.3 of the Original Loan Agreement captioned “Choice of Law and Venue” and Section 12.15 of the Original Loan Agreement captioned “Waiver of Jury Trial” are incorporated herein by reference for all purposes.

9.Entirety, Etc. This instrument and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

ADMINISTRATOR:

COLORTYME FINANCE, INC.

By:    /s/ Dawn M. Wolverton
Dawn M. Wolverton, Secretary

LENDER

CITIBANK, N.A.

By:    /s/ David C. Hauglid
    David C. Hauglid
    Senior Vice President

Each Corporate Guarantor hereby acknowledges and agrees that the Obligations, as amended and increased hereby, continue to be guaranteed pursuant to the terms of its Corporate Guaranty Agreement, which Corporate Guaranty Agreement is in full force and effect.

COLORTYME FINANCE, INC.

By:    /s/ Dawn M. Wolverton
Dawn M. Wolverton, Secretary

RENT-A-CENTER, INC.

By:    /s/ Dawn M. Wolverton
Dawn M. Wolverton, Secretary

EXHIBIT A

LOAN NOTICE
(from ColorTyme Finance, Inc. to Lender)

Reference is made to (i) that certain Franchisee Financing Agreement between ColorTyme Finance, Inc. and Citibank, N.A. dated as of August 2, 2010 (together with all amendments and modifications, if any, from time to time made thereto, the “Agreement”) and (ii) Section 2.4 of each Note, pursuant to which Administrator is authorized, on behalf of the Borrowers, to request Loans. The terms used herein shall have the same meanings as provided therefor in the Agreement unless the context hereof otherwise requires or provides. This notice may only be delivered by Administrator to Lender. Lender will not accept any loan notice from a Borrower.
A.    GENERAL.

1.	Date of proposed Loans ______________________________

2.	Aggregate amount of Loans requested. _________________________

3.	Administrator hereby certifies that all conditions precedent specified by the Agreement for these Loans have been complied with in all respects.

4.	Attached hereto is a schedule evidencing the Borrowers requesting Loans and the requested Loan amounts.

B.	AVAILABILITY UNDER PROGRAM.

1.    Enter: Program Amount                 $______________________________
2.    Enter: Outstanding Revolving Loan Commitments
of all Borrowers approved by Lender             _________________________
3.    Excess availability for Loans
under the Program (subtract line B2 from line B1)     ______________________________
C.    AVAILABILITY FOR APPLICABLE BORROWER(S).

1.    Enter: Outstanding Revolving Loan Commitments
of applicable Borrower(s)                 __________________________

2.	Enter: Aggregate Revolving Loan Principal Debt
of applicable Borrower(s) outstanding as of this date __________________________
3.    Excess (deficit) available for Loans
(subtract line C2 from line C1)             __________________________
Administrator hereby certifies that on the date hereof the representations and warranties contained the Agreement are true in all material respects as if made on the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date and no Event of Default or Potential Default exists and is continuing.
Dated _____________, 201_.

COLORTYME FINANCE, INC.

By:______________________________
Name:_________________________
Title:__________________________

EXHIBIT B

FORM OF REVOLVING NOTE

See attached.

REVOLVING PROMISSORY NOTE
$___________                                            _________, 2013
FOR VALUE RECEIVED, _____________________, a _________________ (“Borrower”), having an address at ________________________, hereby promises to pay to the order of CITIBANK, N.A., a national banking association (together with its successors and assigns and any subsequent holders of this Note, “Lender”), as hereinafter provided, the principal sum of _________________________ AND ___/100 DOLLARS ($________) or so much thereof as may be advanced by Lender from time to time hereunder to or for the benefit or account of Borrower, together with interest thereon at the Note Rate (as hereinafter defined), and otherwise in strict accordance with the terms and provisions hereof.
SECTION 1

DEFINITIONS
1.1    Definitions. As used in this Note, the following terms shall have the following meanings:

“Administrator” means ColorTyme Finance, Inc.
“Administrator Interest” means that portion of any interest payment that accrued at the Administrator Interest Rate.
“Administrator Interest Rate” means a rate of interest equal to two and three-quarters percent (2.75%) per annum.
“Applicable Rate” means the Base Rate plus one and one-half percent (1.5%) per annum plus the Administrator Interest Rate.
“Base Rate” means for any day, a rate of interest equal to the higher of (a) the Federal Funds Rate plus one half of one percent (0.5%); (b) the prime commercial lending rate as announced by Lender from time to time; provided, however, that if the prime commercial lending rate in this clause (b) is less than LIBOR plus two percent (2.0%) for more than two consecutive months, the rate equal to LIBOR plus two percent (2.0%).
“Borrower” has the meaning set forth in the introductory paragraph of this Note.
“Business Day” means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed. Unless otherwise provided, the term “days” when used herein means calendar days.
“Change” means (a) any change after the date of this Note in the risk‑based capital guidelines applicable to Lender, or (b) any adoption of or change in any other law, governmental or quasi‑governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Note that affects capital adequacy or the amount of capital required or expected to be maintained by Lender or any entity controlling Lender.
“Charges” means all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.
“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.
“Default Interest Rate” means a rate per annum equal to the Note Rate plus two percent (2.0%), but in no event in excess of the Maximum Rate.
“Event of Default” has the meaning set forth in Section 3 herein.
“Federal Funds Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m., (Dallas, Texas time) on such day on such transactions received by Lender from three (3) Federal funds brokers of recognized standing selected by Lender in its sole discretion.
“LIBOR” means, with respect to each LIBOR Interest Period, the rate (expressed as a percentage per annum and adjusted as described in the last sentence of this definition of LIBOR) for deposits in United States Dollars that appears on Thomson Reuters British Banker's Association LIBOR Rates Page (or the successor thereto) as of 11:00 a.m., London, England time, on the related LIBOR Determination Date. If such rate does not appear on such screen or service, or such screen or service shall cease to be available, LIBOR shall be determined by Lender to be the offered rate on such other screen or service that displays an average British Bankers Association Interest Settlement Rate for deposits in United States Dollars (for delivery on the first day of such LIBOR Interest Period) for a term equivalent to such LIBOR Interest Period as of 11:00 a.m. on the relevant LIBOR Determination Date. If the rates referenced in the two preceding sentences are not available, LIBOR for the relevant LIBOR Interest Period will be determined by such alternate method or reasonably selected by Lender. LIBOR shall be adjusted from time to time in Lender’s sole discretion for then‑applicable reserve requirements, deposit insurance assessment rates, marginal emergency, supplemental, special and other reserve percentages, and other regulatory costs.
“LIBOR Determination Date” means a day that is three (3) Business Days prior to the beginning of the relevant LIBOR Interest Period.
“LIBOR Interest Period” means a period of one (1) month. The first day of the interest period must be a Business Day. The last day of the interest period and the actual number of days during the interest period will be determined by Lender using the practices of the London inter‑bank market.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever.
“Loan” means sums advanced to Borrower by Lender which may be repaid and reborrowed pursuant the Loan Documents.
“Loan Documents” means this Note, the Franchisee Financing Agreement, the Security Agreement, the Guaranty Agreements, any applicable UCC-1 financing statements, the Officer’s Certificate, and all other documents, instruments, guarantees, security agreements, deeds of trust, pledge agreements, certificates and agreements executed or delivered by any Loan Party in connection with the Note, together with all renewals, extensions, modifications and amendments from time to time made of any such documents.
“Franchisee Financing Agreement” means that certain Franchisee Financing Agreement dated as of August 2, 2010, executed by Lender and Administrator, as modified, amended, renewed, extended, and restated from time to time.
“Maturity Date” means __________, 201_.
“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.
“Note” means this Note.
“Note Rate” means the rate equal to the lesser of (a) the Maximum Rate or (b) the Applicable Rate.
“Payment Date” means the twenty-sixth (26th) day of each and every calendar month during the term of this Note.
“Related Indebtedness” means any and all indebtedness paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such indebtedness which has been paid or is payable by Borrower to Lender under this Note.
“Revolving Loan Commitment” means the obligation of Lender, subject to the terms and conditions of the Franchisee Financing Agreement and the terms of this Note, to make Revolving Loans to Borrower which shall not exceed the face amount of this Note.

“Revolving Loan Principal Debt” means, at any time, the aggregate outstanding principal balance of this Note.

“Security Agreement” means that certain Security Agreement dated as of even date herewith, executed by Borrower in favor of Lender, as modified, amended, renewed, extended and restated from time to time.

“Store” means each store operated by Borrower pursuant to a franchise or license agreement with Rent-A-Center Franchising International, Inc.

1.2    Rules of Construction. Any capitalized term used in this Note and not otherwise defined herein shall have the meaning ascribed to such term in the Franchisee Financing Agreement. All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require. All personal pronouns used herein, whether used in the masculine, feminine or neutral gender, shall include all other genders; the singular shall include the plural and vice versa.

SECTION 2

PAYMENT TERMS
2.1    Payment of Principal and Interest; Revolving Nature. The principal and interest on each advance (an “Advance”) made under this Note shall be due and payable in equal consecutive monthly installments in an amount based on a twenty-four (24) month amortization schedule provided by Administrator to Borrower and Lender. Additionally, monthly prepayments must be made for the remaining net book value of all disposed inventory. The principal amortization may be modified by Administrator from time to time. Payments on each Advance shall be made monthly beginning on the twenty-sixth (26th) day of the month immediately following the month during which each such Advance is made, and continuing on each Payment Date thereafter through and including the earlier of (a) the date the principal balance and all accrued but unpaid interest on such Advance is paid, or (b) the Maturity Date. The required monthly payment amount under this Note shall be set forth in a statement delivered by Administrator to Borrower on the 10th day of each month immediately following the month during which any Advance is made. The outstanding principal balance hereof and any and all accrued but unpaid interest hereon shall be finally due and payable in full on the Maturity Date or upon the earlier maturity hereof, whether by acceleration or otherwise. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of the Note and other Loan Documents; provided, however, that the total outstanding borrowings under this Note shall not at any time exceed Borrower’s Revolving Loan Commitment. The unpaid principal balance of this Note at any time shall be the total amount advanced hereunder by Lender less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by Lender or otherwise noted in Lender’s records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.

2.2    Application. Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (a) the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which Borrower shall be obligated or Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents; (b) the payment to Lender of accrued but unpaid interest hereon, other than Administrator Interest; (c) the payment of accrued but unpaid Administrator Interest; and (d) the payment to Lender of all or any portion of the principal balance hereof then outstanding hereunder, in the direct order of maturity. If an Event of Default exists and is continuing under this Note or under any of the other Loan Documents, then Lender may, at the sole option of Lender, apply any such payments, at any time and from time to time, to any of the items specified in clauses (a), (b), (c) or (d) above without regard to the order of priority otherwise specified in this Section 2.2 and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity. During the continuance of any Event of Default, Administrator shall not be entitled to receive any payments (whether for principal, interest or fees) until Lender has received full repayment of the Revolving Loan Principal Debt and all accrued and unpaid interest thereon other than any payments by Borrower to Administrator under Borrower’s franchise agreement.

2.3    Payments.

(a)    All payments under this Note made to Lender shall be made in immediately available funds at 8401 N. Central Expressway, Suite 500, LB 36, Dallas, Texas 75225 (or at such other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower from time to time), without offset, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Lender in full. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 11:00 a.m. (Dallas, Texas time) at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 11:00 a.m. (Dallas, Texas time) on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

(b)    Notwithstanding the foregoing, payments under this Note (including for principal, interest and fees) are to be direct debited from an operating account (the “Borrower Operating Account”) at Lender held in the name of Borrower on each Payment Date unless otherwise directed by Lender upon prior written notice. Such payments of accrued interest and unused charges due to Lender shall be direct debited from the Borrower Operating Account on a monthly basis. Principal payments owing to Administrator and Administrator Interest are to be made at the direction of Administrator on behalf of Borrower in the amounts provided to Lender by Administrator, and Lender shall be entitled to rely upon such information provided by Administrator as agent for Borrower and shall not incur any liability from relying thereon.

2.4    Borrowings.

(a)    Each Loan shall be made upon Administrator’s irrevocable notice to Lender on behalf of Borrower. Pursuant to Section 2.2 of the Franchisee Financing Agreement, Administrator shall deliver to Lender monthly a Loan Notice pursuant to which Administrator will request that Lender make Loans for the benefit of Borrower as specified in the Loan Notice.

(b)    Subject to the terms and conditions of the Franchisee Financing Agreement, each Loan to Borrower will be advanced by Lender to Administrator, as determined by Administrator, on behalf of Borrower. On each Business Day after Loans are made, the proceeds of such Loans held in the Blocked Disbursement Account may be sent to Administrator for repayment of inventory purchases made by Borrower.

(c)    Administrator shall at all times during the term hereof act as Borrower’s agent for the purpose of requesting Loans from Lender. Any requests for Loans by Borrower to Administrator may be made in any manner requested by Administrator including without limitation in the form of a loan notice in the form of Exhibit A attached hereto or in any other form acceptable to Administrator. All requests for Loans by Borrower shall be made through Administrator as its agent. Borrower may not request Loans directly from Lender.

2.5    Commitment Fee. Borrower agrees to pay to Lender an unused commitment fee for the period commencing with the date of this Note to the Maturity Date, computed at the rate of one half of one percent (0.50%) per annum on the average daily unused portion of the Revolving Loan Commitment. The phrase “unused portion of the Revolving Loan Commitment” as used in the preceding sentence means the difference between (a) the Revolving Loan Commitment, and (b) the Revolving Loan Principal Debt. The commitment fee shall be payable quarterly in arrears upon receipt of billing from Lender.

2.6    Administration Fee. Borrower shall pay to Lender an annual administration fee in an amount equal to $1,250. Such fee shall be payable on the initial Funding Date and each anniversary thereof during the term of this Note.

2.7    Upfront Fee. On the initial Funding Date, Borrower shall pay to Lender an upfront fee in an amount equal to one percent (1.0%) of the original principal face amount of this Note, which upfront fee may, at the request of Borrower, be paid by an Advance hereunder. In addition, on the date of any increase to the principal face amount of this Note, Borrower shall pay to Lender an upfront fee in an amount equal to one percent (1.0%) of such increase. Such upfront fees are fully earned on the date paid.

2.8    Computation Period. Interest on the indebtedness evidenced by this Note shall be computed on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received as provided in Section 2.3 hereof. Each determination by Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.9    Prepayment. Borrower shall have the right to prepay, at any time and from time to time upon at least one (1) Business Day prior written notice to Lender, without fee, premium or penalty, all or any portion of the outstanding principal balance hereof; provided, however, that such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Lender under the other Loan Documents on or before the date of prepayment, but which have not been fully paid.

2.10    Unconditional Payment. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under this Note or under any of the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

2.11    Partial or Incomplete Payments. Remittances in payment of any part of this Note other than in the required amount in immediately available funds at the place where this Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default in the payment of this Note.

2.12    Default Interest Rate. For so long as any Event of Default exists and is continuing under this Note, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights and remedies of Lender hereunder, interest shall accrue on the outstanding principal balance hereof at the Default Interest Rate, and such accrued interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or Event of Default, and such late charges and accrued interest are reasonable estimates of those damages and do not constitute a penalty.

2.13    Late Fee. To the extent permitted by law, Borrower agrees to pay to Administrator for its own benefit a daily delinquency charge of fifteen hundredths of one percent (0.15%) of any payment that is late.

SECTION 3

EVENT OF DEFAULT AND REMEDIES
3.1    Events of Default. Any of the following shall constitute an event of default (each an “Event of Default”):
(a)Nonpayment. Borrower shall default in the due and punctual payment of any principal or interest of the Note when due and payable, whether at maturity or otherwise.

(b)Representations and Warranties. Any representation, warranty or statement made by Borrower herein or otherwise in writing in connection herewith or in connection with any of the other Loan Documents and the agreements referred to herein or therein or in any financial statement, certificate or statement signed by any officer or employee of Borrower and furnished pursuant to any provision of the Loan Documents shall be breached, or shall be materially false, incorrect or incomplete when made.

(c)Default in Covenants Under Agreement. Borrower shall default in the due performance or observance by Borrower of any term, covenant or agreement contained in this Note.

(d)Default in Other Loan Documents. Borrower shall default in the due performance of or observance by it of any term, covenant or agreement on its part to be performed pursuant to the terms of any of the other Loan Documents and the default shall continue unremedied beyond any grace or cure period therein provided.
(e)Default in Other Debt. An event of default shall have occurred and be continuing under the provisions of any instrument (other than the Loan Documents) evidencing indebtedness of Borrower for the payment of borrowed money or of any agreement relating thereto, the effect of which is to permit the holder or holders of such instrument to cause the indebtedness evidenced by such instrument to become due and payable prior to its stated maturity (whether or not the holder actually exercises such option).

(f)Bankruptcy. Borrower shall suspend or discontinue its business operations, or shall generally fail to pay its debts as they mature, or shall file a petition commencing a voluntary case concerning Borrower under any chapter of the United States Bankruptcy Code that results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged or unbonded for a period of 60 days; or any involuntary case shall be commenced against Borrower under the United States Bankruptcy Code; or Borrower shall become insolvent (howsoever such insolvency may be evidenced).

(g)Judgments and Decrees. Borrower shall suffer a final judgment for the payment of money and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced, or, if commenced, has been effectively stayed. Any order, judgment or decree shall be entered in any proceeding against Borrower decreeing the dissolution or split up of such entity and such order shall remain vacated, discharged, satisfied, stayed or bonded pending appeal for a period in excess of thirty (30) days.

(h)Default in Covenants Under Franchise Agreement. Borrower shall default in the due performance or observance by Borrower of any material term, covenant or agreement contained in the franchise agreement between Borrower and ColorTyme, Inc., and such default shall continue beyond the expiration of all applicable grace or cure periods, if any, provided therein.

(i)Validity of Loan Documents. Any of the Loan Documents shall cease to be a legal, valid and binding agreement enforceable against any party executing the same in accordance with the respective terms thereof, or shall in any way be terminated without the consent of Lender.

3.2    Remedies. Upon the occurrence and continuance of an Event of Default, Lender shall have the immediate right, at the sole discretion of Lender and without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES): (a) to declare the entire unpaid balance of the indebtedness evidenced by this Note (including, without limitation, the outstanding principal balance hereof, all sums advanced or accrued hereunder or under any other Loan Document, and all accrued but unpaid interest thereon) at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity; (b) to foreclose any Liens and security interests securing payment hereof or thereof (including, without limitation, any Liens and security interests); and (c) to exercise any of Lender’s other rights, powers, recourses and remedies under the Loan Documents or at law or in equity, and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, singly, successively, or concurrently against Borrower or others obligated for the repayment of this Note or any part hereof, at the sole discretion of Lender, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (iv) are intended to be, and shall be, nonexclusive. All rights and remedies of Lender hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise.

3.3    WAIVERS. EXCEPT AS SPECIFICALLY PROVIDED IN THE LOAN DOCUMENTS TO THE CONTRARY, BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OR ANY OTHER NOTICES OR ANY OTHER ACTION. BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO THE BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, VALUATION, STAY, EXTENSION,

REDEMPTION, APPRAISEMENT, EXEMPTION AND HOMESTEAD NOW OR HEREAFTER PROVIDED BY THE CONSTITUTION AND LAWS OF THE UNITED STATES OF AMERICA AND OF EACH STATE THEREOF, BOTH AS TO ITSELF AND IN AND TO ALL OF ITS PROPERTY, REAL AND PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS EVIDENCED BY THIS NOTE OR BY THE OTHER LOAN DOCUMENTS.

SECTION 4

REPRESENTATIONS AND WARRANTIES

4.1    Borrower hereby represents and warrants to Lender as follows:

(a)    No Liens. Borrower has good and defensible title to all of its assets, and none of such assets are subject to any security interest, mortgage, deed of trust, pledge, lien, title retention document or encumbrance of any character except those in favor or Lender and as otherwise disclosed to Lender in writing.

(b)    Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of _______________ and has the power and authority to own its property and to carry on its business in _____________ and in each other jurisdiction in which Borrower does business and in which the failure to be so qualified would (when considered alone or when aggregated with the effect of failure to qualify in all other jurisdictions) have a Material Adverse Effect.

(c)    Authority and Compliance. Borrower has full power and authority to execute, deliver and perform the Loan Documents to which it is a party and to incur and perform the obligations provided for therein. No consent or approval of any Governmental Authority or other third party is required as a condition to the validity or performance of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

(d)    Litigation. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or Governmental Authority, agency or arbitration authority, except as disclosed to Lender in writing prior to the date of this Note.

(e)    No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the power or authority of Borrower and no provision of any existing material agreement, mortgage, indenture or contract binding on Borrower or affecting any property of Borrower, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Note and the other Loan Documents.

(f)    Taxes. All taxes and assessments due and payable by Borrower have been paid or are being Contested in Good Faith, except for taxes, the failure of which to pay, will not have a Material Adverse Effect. Borrower has filed all tax returns which it is required to file.

(g)    No Default. No Event of Default has occurred and is continuing.

(h)    Adverse Circumstances. Neither the business nor any property of Borrower is presently affected by any fire, explosion, accident, strike, lockout, or other dispute, embargo, act of God, act of public enemy, or similar event or circumstance nor has any other event or circumstance relating to its business or affairs occurred which has had or would reasonably be expected to have a Material Adverse Effect.

(i)    Accuracy of Information. To the best of Borrower’s knowledge, all factual information furnished to Lender in connection with this Note and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

(j)    ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA except where failure to so comply would not result in a Material Adverse Effect. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; and Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans.

(k)    Environmental. The conduct of Borrower’s business operations and the condition of Borrower’s property does not and will not violate any federal laws, rules or ordinances for environmental protection, or regulations of the Environmental Protection Agency, or any applicable local or state law, rule, regulation or rule of common law, or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

(l)    Franchisee Financing Agreement; Authority of Administrator. Borrower acknowledges that Borrower has received or may request a copy of the Franchisee Financing Agreement.

(m)    Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future Loan and in all instances shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

SECTION 5

COVENANTS

5.1    Affirmative Covenants. Until full payment and performance of all obligations of Borrower under the Note and Other Loan Documents and unless Lender consents otherwise in writing (and without limiting any requirement of any other Loan Document), Borrower shall:

(a)    Taxes and Other Obligations. Pay all of Borrower’s taxes, assessments and other obligations, including, but not limited to taxes and assessments and lawful claims which, if unpaid, might by law become a lien against the assets of Borrower, as the same become due and payable, except to the extent the same are being Contested in Good Faith or except for taxes, the failure of which to pay, would not reasonably be expected to have a Material Adverse Effect.

(b)    Insurance. Keep its properties of an insurable nature insured at all times against such risks and to the extent that like properties are customarily insured by other companies engaged in the same or similar businesses similarly situated and maintain insurance of the types and in the coverage amounts and with reasonable deductibles as are usual and customary.

(c)    Compliance with Laws. Comply with all applicable laws (including environmental laws), rules, regulations and orders of any Governmental Authority, a breach of which (when considered alone or when aggregated with the effect of other breaches) would reasonably be expected to have a Material Adverse Effect.
(d)    Inspection of Books and Records. Allow any representative of Lender to visit and inspect its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with any of its officers, directors, employees and agents, all at such reasonable times and as often as Lender may request.

(e)    Existence and Qualification. Preserve and maintain its existence and good standing in _________________ and in each other jurisdiction in which qualification is required and where failure so to qualify would reasonably be expected to have a Material Adverse Effect.

(f)    Good Standing. Remain in good standing under Borrower’s franchise agreement with ColorTyme, Inc. and maintain the ability to purchase inventory from ColorTyme, Inc. pursuant to such franchise agreement.

(g)    Borrower Operating Account. Maintain a Borrower Operating Account at Lender, with an aggregate minimum average daily balance for such account as follows: (i) for each Store of Borrower that has been open for business less than two years, the Borrower Operating Account at Lender shall have an aggregate minimum average daily balance of at least $2,500; (ii) for each Store of Borrower that has been open for business between two and four years, the Borrower Operating Account at Lender shall have an aggregate minimum average daily balance of at least $5,000; and (iii) for each Store of Borrower that has been open for business more than four years, the Borrower Operating Account at Lender shall have an aggregate minimum average daily balance of at least $7,500. If at any time Borrower does not comply with foregoing, then Borrower shall pay to Lender a $100 fee for each month Borrower is not in compliance with the requirements in this Section 5.1(g). Such fee shall be assessed on a yearly basis.

(h)    Borrower Cash Receipts. Within five (5) Business Days after request from Lender, a report of Borrower’s cash receipts for each Store, point of sale reports, bank statements and individual deposit slips on specific dates or for specific periods as may be requested by Lender.

(i)    Further Assurances. Make, execute or endorse, acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, assignments, financing statements or other assurances, and take any and all such other action as Lender may from time to time deem necessary or appropriate in connection with this Note or any of the other Loan Documents (i) to cure any defects in the creation of the Loan Documents, or (ii) to evidence further or more fully describe, perfect or realize on the collateral intended as security, or (iii) to correct any omissions in the Loan Documents, or (iv) to state more fully the security for the obligations, or (v) to perfect, protect or preserve any liens pursuant to any of the Loan Documents, or (vi) for better assuring and confirming unto Lender all or any part of the security for any of the obligations.

5.2    Negative Covenants. Until full payment and performance of all obligations under note and Other Loan documents, Borrower shall not without the prior written consent of Lender (and without limiting any requirement of any other Loan Documents):

(a)    Negative Pledge. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets.

(b)    Merger. Enter into any merger or consolidation.

(c)    Extensions of Credit. Make any loan or advance to any individual, partnership, corporation or other entity without consent of Lender, except (a) loans and intercompany adjustments, between Borrower and its subsidiaries occurring in the ordinary course of business, and (b) advances made to employees of Borrower for the payment by them of items for which an expense report or voucher will be filed and which items will constitute ordinary and necessary business expenses of Borrower.

(d)    Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, as surety or guarantor for the debt for another, or otherwise) other than to Lender, except for (a) normal trade debts incurred in the ordinary course of Borrower’s business; (b) existing indebtedness disclosed to Lender in writing and acknowledged by Lender prior to the date of this Note, and (c) leases of personal property which are not “capital leases” under generally accepted accounting principles and for which the lessor’s remedy for a breach by the lessee thereunder is limited to recovery of the item leased.

(e)    Transfer of Assets. Convey, assign, transfer, sell, lease or otherwise dispose of, in one transaction or a series of transactions (or agree to do any of the foregoing at any future time), all or substantially all or a substantial part of its properties or assets (whether now owned or hereafter acquired) or any part of such properties or assets which are essential to the conduct of its business substantially as now conducted.

(f)    Change of Control of Borrower. Except pursuant to Lender’s prior consent, which consent shall not be unreasonably withheld, permit the change of control of Borrower. “Change of Control” as used in the preceding sentence means (a) the acquisition of more than fifty percent (50%) of the outstanding voting stock of Borrower by any Person or group of Persons acting in concert, or (b) the acquisition of more than ten percent (10%) of the outstanding voting stock of Borrower by any Person or group of Persons acting in concert if at any time following such acquisition of ten percent (10%) or more of Borrower’s outstanding voting stock more than fifty percent (50%) of the Persons serving on the board of directors of Borrower are Persons proposed directly or indirectly by the Persons or group of Persons acting in concert who have acquired such ten percent (10%) or more of Borrower’s outstanding voting stock.

(g)    Change in Nature of Business. Conduct any business other than, or make any material change in the nature of, its business as carried on as of the date hereof.

(h)    Exceptions. Take any action which is permitted by any covenant contained in this Agreement if such action is in breach of any other covenant contained in this Agreement.

SECTION 6

GENERAL PROVISIONS
6.1    Appointment and Authority of Administrator. Borrower hereby irrevocably appoints Administrator to act on its behalf hereunder and under the other Loan Documents and authorizes Administrator to take such actions on its behalf and to exercise such powers as are delegated to Administrator by the terms of the Franchisee Financing Agreement, together with such actions and powers as are reasonably incidental thereto. Such powers include, without limitation, the power and authority to request Loans from Lender on behalf of Borrower, the authority to receive payment of Loans for the benefit of Borrower and the authority to provide Lender with financial and other business information concerning Borrower. Lender is entitled to rely upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message) from Administrator on behalf of Borrower.

6.2    No Waiver; Amendment. No failure to accelerate the indebtedness evidenced by this Note by reason of an Event of Default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced by this Note or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted under this Note, under any of the other Loan Documents or by any applicable laws. Borrower hereby expressly waives and relinquishes the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. The failure to exercise any remedy available to Lender shall not be deemed to be a waiver of any rights or remedies of Lender under this Note or under any of the other Loan Documents, or at law or in equity. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender specifically, unequivocally and expressly agrees otherwise in writing.

6.3    Interest Provisions.

(a)    Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the Maximum Rate or amount of interest payable on the indebtedness evidenced by this Note and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, that if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
(b)    Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on the Note and/or any other portion of the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.
6.4    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4.

6.5    GOVERNING LAW; VENUE; SERVICE OF PROCESS. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IS PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESS FOR NOTICES REFERENCED IN SECTION 6.11.

6.6    Relationship of the Parties. Notwithstanding any prior business or personal relationship between Borrower and Lender, or any officer, director or employee of Lender, that may exist or have existed, the relationship between Borrower and Lender is solely that of debtor and creditor, Lender has no fiduciary or other special relationship with Borrower, Borrower and Lender are not partners or joint venturers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

6.7    Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors‑in‑title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them. The terms “Borrower” and “Lender” as used hereunder shall be deemed to include their respective heirs, executors, legal representatives, successors, successors‑in‑title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them. Lender may at any time assign the Loan Documents to Administrator without the consent of Borrower.

6.8    Time is of the Essence. Time is of the essence with respect to all provisions of this Note and the other Loan Documents.

6.9    Headings. The Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Sections or Subsections or any provisions hereof.

6.10    Controlling Agreement. In the event of any conflict between the provisions of this Note and the Franchisee Financing Agreement, it is the intent of the parties hereto that the provisions of the Franchisee Financing Agreement shall control. In the event of any conflict between the provisions of this Note and any of the other Loan Documents other than the Franchisee Financing Agreement, it is the intent of the parties hereto that the provisions of this Note shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Note and the other Loan Documents and that this Note and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

6.11    Notices. All notices required or permitted to be given under the terms of this Note must be in writing (including telegraphic, telex and facsimile transmission) delivered to the other party at the addresses set forth below or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made (whether actually received or not) (a) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, and (b) if sent by any other means, upon delivery.

Addresses for Notices:
If to Borrower:
____________________________________
____________________________________
____________________________________
Phone:     ______________________________
Fax:     ______________________________
Attn:     ______________________________

If to Lender:

Citibank, N.A.
2001 Ross Avenue
Suite 4300
Dallas, TX 75225
Phone: (972) 419-3490
Fax: (972) 419-3589
Attn: David C. Hauglid

In either case, with a courtesy copy to Administrator:
ColorTyme Finance, Inc.
5000 Legacy Drive, Suite 210
Plano, TX 75024
Phone: (972) 403-4917
Fax: (972) 403-4923
Attn: Steve Ingham
Any notice delivered to Administrator pursuant to this Section 6.11 shall not constitute formal notice hereunder nor shall the failure of Lender to give such notice to Administrator invalidate any notice given to Borrower hereunder.
6.12    Severability. If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

6.13    Right of Setoff. In addition to all Liens upon and rights of setoff against the money, securities, or other property of Borrower given to Lender that may exist under applicable law, Lender shall have and Borrower hereby grants to Lender a Lien upon and a right of setoff against all money, securities, and other property of Borrower, now or hereafter in possession of or on deposit with Lender, whether held in a general or special account or deposit, for safe-keeping or otherwise but excluding payroll accounts, and every such Lien and right of setoff may be exercised without demand upon or notice to Borrower. No Lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such Lien, or by any delay in so doing, and every right of setoff and Lien shall continue in full force and effect until such right of setoff or Lien is specifically waived or released by an instrument in writing executed by Lender.

6.14    Costs of Collection. If any holder of this Note retains an attorney‑at‑law in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any part hereof, or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to the principal balance hereof and all interest hereon, all costs and expenses of collection or incurred by such holder or in any such suit or proceeding, including, but not limited to, reasonable attorneys’ fees.

6.15    Statement of Unpaid Balance. At any time and from time to time, Borrower will furnish promptly, upon the request of Lender, a written statement or affidavit, in form satisfactory to Lender, stating the unpaid balance of the indebtedness evidenced by this Note and the Related Indebtedness and that there are no offsets or defenses against full payment of the indebtedness evidenced by this Note and the Related Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

6.16    FINAL AGREEMENT. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.
BORROWER:

__________________________________________

By:_______________________________________
Name:______________________________
Title:_______________________________

PROMISSORY NOTE

EXHIBIT A
BORROWER LOAN NOTICE
Reference is made to (i) that certain Revolving Promissory Note executed by __________________ in favor of Citibank, N.A. dated as of _______, 2013 (together with all amendments and modifications, if any, from time to time made thereto, the “Note”) and (ii) that certain Franchisee Financing Agreement between ColorTyme Finance, Inc. and Citibank, N.A. dated as of August 2, 2010 (together with all amendments and modifications, if any, from time to time made thereto, the “Agreement”). The terms used herein shall have the same meanings as provided therefor in the Note unless the context hereof otherwise requires or provides.
A.    GENERAL.
1.    Date of proposed Loans. __________________________________
2.    Aggregate Amount Requested. _____________________________

B.    AVAILABILITY.
1.    Enter: Amount of Note.     _________________________________
2.    Enter: Outstanding principal balance of the Note as
of this date. ________________________________
3.    Excess (deficit) available for Loans
(subtract line B2 from line B1).     ______________________________

Borrower hereby certifies that on the date hereof the representations and warranties contained in the Note are true in all material respects as if made on the date hereof, and no Event of Default exists. Further, Borrower certifies that Administrator is authorized to request, on behalf of Borrower, that Lender provide the Loans described herein in accordance with Section 2.4 of the Note.
Dated _____________, 201_.
_________________________________

By:______________________________
Name:_________________________
Title:__________________________

PROMISSORY NOTE